UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/20/2009

Genaera Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19651

DE	13-3445668
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

610.941.4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 20, 2009, Genaera Corporation (the "Company") received notification from Nasdaq (the "Nasdaq Notification") that it is no longer in compliance with the Nasdaq Marketplace Rule 5250(c)(1) as a result of the Company's failure to file its Quarterly Report on Form 10-Q for the period ended March 31, 2009 with the Securitites and Exchange Commission.

The Company has 60 calendar days, or until July 20, 2009, to submit a plan to regain compliance. If such plan is accepted by Nasdaq, an exception of up to 180 calendar days from the filing's due date, or until November 11, 2009, would be granted to regain compliance.

Item 8.01.    Other Events

In a press release dated May 27, 2009, the Company announced that it has received the Nasdaq Notification. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

d) Exhibits
Exhibit
Number       Description
99.1         Press release of the Company dated May 27, 2009 - "Genaera Receives Non-Compliance Notice from Nasdaq."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: May 27, 2009	By:	/s/ Leanne M. Kelly
Leanne M. Kelly
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release of the Company dated May 27, 2009 - "Genaera Receives Non-Compliance Notice from Nasdaq."